UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 12, 2023
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2023, John P. Groetelaars notified the Board of Directors (the “Board”) of DENTSPLY SIRONA Inc. (the “Company”) of his intent not to stand for re-election as a Director of the Company upon expiration of his current term, which expires at the Company’s 2023 Annual Meeting of Stockholders.

Item 7.01. Regulation FD Disclosure.

In connection with the notification of his intent not to stand for re-election as a Director of the Company, Mr. Groetelaars commented: “It was a privilege to serve as Interim CEO and to be a part of the team that recruited Simon to the Company. I am especially pleased with the effective transition that Simon has made to confidently lead the company forward.” Eric K. Brandt, Chairman of the Board, said “On behalf of the Board and the Dentsply Sirona team, we wish to thank John for his service as Interim Chief Executive Officer and as our colleague on the Board and we feel that the Company is very well positioned to effectively execute its strategy to create shareholder value.”

On April 7, 2023, the Board approved Jonathan J. Mazelsky as a Director nominee to stand for election at the 2023 Annual Meeting of Stockholders. Mr. Mazelsky has served as President and CEO of IDEXX Laboratories, Inc. since October 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig
Senior Vice President, Corporate Strategy, General Counsel and Secretary

Date: April 12, 2023